Exhibit 99.1

For immediate release

Endeavour Announces Both Wells on
Production at Rochelle Field

Houston, TX – May 21, 2014 — Endeavour International Corporation (NYSE: END) (LSE: ENDV) (“Endeavour” or the “Company”) today announced that the West Rochelle W1 well has been returned to production. Both West and East Rochelle wells are now flowing together and Rochelle production will be optimized between the two wells in the coming days. The Company may update production guidance for the second quarter, once stabilized production rates have been achieved.

The Rochelle field came online in October of 2013. Endeavour has a 44% working interest and the field is located in UKCS Blocks 15/26b, 15/26c and 15/27.

Endeavour International Corporation is an international oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and United States. For more information, visit www.endeavourcorp.com.

For further information:

Endeavour – Investor Relations
Darcey Matthews 713-307-8711

Pelham Public Relations – UK Media
Philip Dennis +44 (0)207 861 3919
Henry Lerwill +44 (0)207 861 3169